Exhibit 99.1
FOR IMMEDIATE RELEASE
November 20, 2009

Contact:	Robert J. McCarthy, Jr.
412/373-7200
Parkvale Financial Corporation Announces Resignation
of Timothy G. Rubritz as Senior Vice President,
Treasurer and Chief Financial Officer of Parkvale Bank
Monroeville, Pa., Nov. 20. Parkvale Financial Corporation ( the “Company”) announced today that Timothy G. Rubritz has resigned as Vice President and Treasurer of the Company and Senior Vice President, Treasurer and Chief Financial Officer of Parkvale Bank effective November 27, 2009 to pursue another opportunity. Mr. Rubritz will remain available to the Company through January 2, 2010 to provide for a smooth transition. The Company has commenced a search for a new Chief Financial Officer and in the interim, Senior Vice President and Chief Information Officer Gilbert A. Riazzi, CPA will assume the responsibilities of principal financial officer. Mr. Riazzi has been a Senior Vice President of the Bank since December 2003 and the Chief Information Officer since July 2002. He previously held the position of Audit- Compliance Director of the Bank, and he joined the Bank as Internal Auditor in May 1992. Mr. Riazzi will be assisted by Assistant Treasurer Joseph C. DeFazio and Assistant Controller Lisa E. Forlano, CPA.
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Parkvale Financial Corp. (NASDAQ-PVSA) is the parent company of Parkvale Bank, which operates 48 community offices throughout southwestern Pennsylvania, Ohio and West Virginia. As of September 30, 2009, Parkvale had total assets of $1.9 billion.